GALLERY OF HISTORY, INC.
                            3601 West Sahara Avenue
                                Promenade Suite
                         Las Vegas, Nevada  89102-5822



                 ______________________________________________
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                 _______________________________________________




TO THE STOCKHOLDERS OF
GALLERY OF HISTORY, INC.:


	The Annual Meeting of Stockholders of the Gallery of History, Inc. (the "Company") will be held at the Company's offices, 3601 West Sahara Avenue, Promenade Suite, Las Vegas, Nevada 89102-5822 on September 28, 2001 at 9:00 a.m. local time for the following purposes:

	1.	To elect five directors to serve until the next annual
                meeting of the stockholders;

	2.	To approve the appointment of Arthur Andersen LLP as the
                Company's independent auditors for the fiscal year ending September 30, 2001; and

	3.	To transact such other business as may properly come before
                the meeting and any adjournment thereof.

	All of the above matters are more fully described in the accompanying Proxy Statement.

	Stockholders of Common Stock of the Company of record at the close of business on August 17, 2001 will be entitled to vote at the meeting or any adjournment thereof.

					By order of the Board of Directors,


					TODD M. AXELROD,
					Chairman of the Board


August 24, 2001

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE, WHICH NEEDS NO POSTAGE IF MAILED WITHIN THE UNITED STATES. THE PROXY MAY BE REVOKED IN WRITING PRIOR TO THE MEETING, OR IF YOU ATTEND THE MEETING, YOU MAY REVOKE THE PROXY AND VOTE YOUR SHARES IN PERSON.



                            GALLERY OF HISTORY, INC.
                            3601 West Sahara Avenue
                                Promenade Suite
                         Las Vegas, Nevada  89102-5822



                               _________________
                                PROXY STATEMENT
                               _________________




	The Board of Directors presents this Proxy Statement to all stockholders and solicits their proxies for the Annual Meeting of Stockholders to be held September 28, 2001 and any adjournment thereof (the "Meeting").
The purposes for which the Meeting is to be held are set forth in the Notice of Meeting on the preceding page.

	All proxies duly executed and received will be voted on all matters presented at the Meeting in accordance with the instructions given by such proxies. In the absence of specific instructions, proxies so received will be voted for the named nominees for election to the Company's Board of Directors and for the appointment of Arthur Andersen LLP, as the Company's independent public accountants. The Board of Directors does not anticipate that any of its nominees will be unavailable for election and does not know of any other matters that may be brought before the Meeting. In the event that any other matter should come before the Meeting or any nominee is not available for election, the persons named in the enclosed proxy will have discretionary authority to vote all proxies not marked to the contrary with respect to such matter in accordance with their best judgment. A proxy may be revoked by delivering a written notice of revocation to the principal office of the Company or in person at the Meeting at any time prior to the voting thereof. Directors will be elected by a majority of the votes cast. Shares represented by a proxy marked for abstention on a proposal will be counted as represented at the meeting with respect to such proposal, but will not be voted for or against the proposal. The effect of marking a proxy for abstention, however, is the same as marking it against the proposal. Shares registered in the name of a broker will be counted as represented at the meeting only for proposals as to which the broker's proxy gives voting directions. The Company will pay the entire expense of soliciting these proxies, which solicitation will be by use of the mails, such mailing to take place on or about August 24, 2001.

	There were 5,625,984 shares of Common Stock of the Company outstanding as of August 17, 2001. The Common Stock is the only class of securities of the Company entitled to vote. Each share has one vote. Only stockholders of record as of the close of business on August 17, 2001 will be entitled to vote. A list of stockholders entitled to vote at the Meeting will be available at the Company's office, 3601 West Sahara Avenue, Promenade Suite, Las Vegas, Nevada, for a period of ten days prior to the meeting for examination by any stockholder.







                             ELECTION OF DIRECTORS
                             ---------------------

	At the Meeting, five directors are to be elected for the ensuing year and until their successors are duly elected and qualified. If, at the time of election, any of the nominees should be unavailable for election, a circumstance which is not expected by the Company, it is intended that the proxies will be voted for such substitute nominee as may be selected by the Company. Proxies not marked to the contrary will be voted for the election of the following five persons.

                                                              Year First
                               Position(s) with                Became a
Name                 Age       the Company                     Director
-----------------    ---       -------------------------       --------

Todd M. Axelrod      51        President and Chairman            1981
                               of the Board of Directors

Rod R. Lynam         53        Treasurer/Assistant               1984
                               Secretary and Director

Pamela Axelrod       46        Executive Vice President and      1995
                               Director

Bernard Duke         74        Director                          1998

Barry Fink           62        Director                          1999

	Each officer of the Company, including those who are also nominees to the Board, will hold office until a successor has been elected by the Board.

	Todd M. Axelrod has been Chairman of the Board of Directors and President of the Company since its inception in November 1981. He devotes his full business time to the Company's affairs. Mr. Axelrod has been a private collector of valuable historical documents since 1968. Mr. Axelrod authored a book entitled The Handbook of Historical Documents -- A Guide to Owning History, which is being sold by the Company.

	Rod Lynam has been Treasurer of the Company since September 1984.

	Pamela Axelrod, the wife of Mr. Axelrod, has been an Executive Vice President since 1995. She served as the manager of the Las Vegas Fashion Show gallery, the Company's merchandise manager and co-director of sales since 1984. She has served as Editor-in-Chief of the Company's Simple & Direct auction catalog and as co-auction manager since 1996.

	Bernard Duke was elected to the Company's Board of Directors in February 1998. From 1992 to 1997, Mr. Duke had been a Director, Vice President and Chief Executive Officer of TFH Publications, Inc., of Neptune City, New Jersey. From 1984 to 1996, Mr. Duke was a Director and member of the Executive Committee of Graphic Arts Mutual Insurance Company.

	Barry Fink was elected to the Company's Board of Directors in August 1999. Mr. Fink has been a partner of the law firm of Christensen, Miller, Fink, Jacobs, Glaser, Weil & Shapiro, LLP since May 1988. Christensen, Miller, Fink, Jacobs, Glaser, Weil & Shapiro, LLP has performed legal service for the Company during fiscal 1999 and will perform legal services for the Company in 2000. Such services have related to compliance with securities laws and other business matters.

	Garrett Williams, age 58, who has been a Senior Vice-President of the Company since 1989, is the only executive officer of the Company not listed above. He served as Executive Assistant to the President from November 1988 to April 1996 and as a director of the Company from 1991 to 1996. He served as the Manager of the Las Vegas Fashion Show gallery from April 1996 to March 1997 and currently serves as a sales representative at the headquarters' location.

	Management recommends that the stockholders vote "FOR" the nominees for directors.



                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                 -----------------------------------------------
	The following table sets forth certain information, as of August 1, 2001, pertaining to ownership of the Company's Common Stock by those persons known to the Company to be the beneficial and record owners of more than five percent of the Common Stock of the Company, by each director and nominee of the Company and by all officers and directors of the Company as a group:

        Name of Beneficial                         Number of        Percent
        Holder (1) (2)                              Shares         of Class
        ------------------                         ---------       --------
        Todd M. Axelrod (3)(5)                     4,280,824         76.1%

        Rod Lynam                                        210           (4)

        Pamela Axelrod (3)(5)                      4,280,824         76.1%

        Gerald Newman (6)                            493,000          8.8%
        Seabreeze Lane
        Amagansette, NY 10093

        Bernard Duke (7)                              10,000           (4)
        2250 Allenwood Road
        Wall, NJ 07719

        Barry Fink (8)                                10,000           (4)
        Christensen, Miller, Fink, Jacobs, Glaser,
        Weil & Shapiro, LLP
        Avenue of the Stars, 18th Floor
        Los Angeles, CA 90067

        All officers and directors (9)             4,301,034         77.2%
        as a group (5 persons)
_______________________________

(1)	The address of each director and nominee, except where otherwise indicated is: c/o Gallery of History, Inc., 3601 West Sahara Avenue, Promenade Suite, Las Vegas, Nevada 89102-5822.

(2)	Except as otherwise noted below, the individuals referred to above have sole voting and investment power in regard to their Common Stock.

(3)	Includes 2,059,022 shares of Common Stock owned of record and beneficially by Pamela Axelrod, Mr. Axelrod's wife, for which Mr. Axelrod has been appointed proxy (as discussed in Note (5) below). Excludes 204 shares of Common Stock owned of record and beneficially by Ruth Canvasser, Mr. Axelrod's mother, as to which Mr. and Mrs. Axelrod disclaim beneficial ownership.

(4)	Less than 1%.

(5)	Pamela Axelrod has appointed Todd Axelrod her proxy with full power of substitution, to vote all of her 2,059,022 shares and to give all consents on all matters that Mrs. Axelrod may be entitled to vote or consent to at any meeting of the stockholders of the Company or under any other circumstance where a vote or consent of stockholders is required. Includes 2,221,802 shares owned of record and beneficially by Todd Axelrod (see Note (3) above).

(6)	Includes 50,000 shares of common stock which vest quarterly from
        October 1, 2001 to January 1, 2003.

(7)	Includes 10,000 shares issuable upon exercise of currently exercisable options.

(8)	Includes 10,000 shares issuable upon exercise of currently exercisable options.

(9)	Includes 20,000 shares issuable upon exercise of currently exercisable options.



                        MEETINGS OF THE BOARD OF DIRECTORS AND
                           INFORMATION REGARDING COMMITTEES
                           --------------------------------
        The Board of Directors held one meeting during the fiscal year ended September 30, 2000. All directors attended such meeting. The Board of Directors has a Compensation Committee, which in fiscal 2000 consisted of Mrs. Axelrod and Mr. Duke. The committee reviews and recommends to the Board compensation for officers and issuance of stock options. The Compensation Committee did not meet during fiscal 2000. In fiscal 2000, the Company's Audit Committee consisted of Mr. Duke, Mr. Fink and Mr. Lynam. The Audit Committee recommends to the Board of Directors the appointment of the independent public accountants. The Audit Committee reviews and considers the comments from the independent public accountants with respect to internal accounting controls and the consideration given or corrective action taken by management to weaknesses, if any, in internal controls. It also discusses matters concerning the Company's financial statements or other results of the audit. The Audit Committee met once during fiscal 2000 with all members responding. The Company also has an Executive Committee consisting of Mr. and Mrs. Axelrod and Mr. Duke, which did not meet during fiscal 2000. The Company does not have any other standing committees.



              COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT
              -------------------------------------------------
        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of the Company's Common Stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes of ownership of Common Stock of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

        To the Company's knowledge, during the fiscal year ended September 30, 2000, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with. In making these disclosures, the Company has relied solely on a review of the copies of such reports furnished to the Company and written representations of its directors, executive officers and its greater than ten percent stockholders.



                             EXECUTIVE COMPENSATION
                             ----------------------
	The following summary compensation table sets forth information concerning the annual and long-term compensation for services in all capacities to the Company for the fiscal years ended September 30, 2000, 1999 and 1998, of those persons who were, at September 30, 2000 (i) the chief executive officer and (ii) the other most highly compensated executive officers of the Company, whose annual base salary and bonus compensation was $100,000 or more.

        Name and Principal         Fiscal            Annual Compensation
        Position                    Year            Salary          Bonus
        ------------------         ------           ------          -----
        Todd M. Axelrod             2000           $139,125       $23,600(1)
        President and Chief         1999            139,125        26,250
        Executive Officer           1998            137,469        26,250

        Pamela R. Axelrod           2000           $139,125       $23,600(1)
        Executive Vice-             1999            139,125        26,250
        President                   1998            137,469        26,304

(1)	Accrued bonus earned not yet paid.

        During the three year period ended September 30, 2000 the Company did not grant any stock options or stock appreciation rights to any of the named executive officers of the Company. In addition, none of the named executive officers held any stock options as of September 30, 2000. Options to purchase 10,000 shares of common stock have been granted to each of Bernard Duke and Barry Fink, both members of the Company's Board of Directors. The options were granted during August 1999; with a five-year term and $4.50 exercise price.



                             CERTAIN TRANSACTIONS
                             --------------------
        The Company borrowed $1,000,000 in September 1998 from Nanna Corp., a company owned by Todd Axelrod and his wife Pamela Axelrod. The loan was payable interest only at a rate of 8.75% with principal due September 2001. Subsequently, Nanna Corp. has dissolved, as a result the note was transferred to Mr. Axelrod. The maturity date of the note was extended to April 30, 2002, and the interest rate was reduced to 8.0%. Interest expense on related party notes amounted to $80,923 for the year ended September 30, 2000. The proceeds for such loans were utilized by the Company to reduce its outstanding line of credit. The Company has also borrowed funds from Mr. Axelrod from time to time during fiscal year 2000. The funds borrowed bear interest at the same rate as Mr. Axelrod pays on his personal line of credit which is 10.5% as of September 30, 2000. The balance of the funds borrowed was $801,890 as of September 30, 2000 and the Company had paid $27,083 in interest during fiscal 2000. The funds were used to supplement operating activities.

        In November 2000, Todd Axelrod acquired 157 documents from the Company for his personal use. The cost of the documents when acquired by the Company was $140,131. The Company obtained an outside specialist to perform an independent appraisal of the documents involved. The appraised value of $152,500 was used to reduce debt owed to Mr. Axelrod by the Company. The Company also purchased three documents from Mr. Axelrod for a cost to the Company of $12,000, which was less than their appraised value of $18,000.
In addition to reducing the Company's debt to Mr. Axelrod, this transaction also reduced its framed document inventory that was produced for the gallery operations that have since been discontinued. The majority of the Company's sales in its auction operation are unframed documents.



                            AUDIT COMMITTEE REPORT
                            ----------------------
        The Audit Committee of the Board of Directors (the "Audit Committee") consists of Mr. Duke (Chairman), Mr. Fink and Mr. Lynam. Messrs. Duke and Fink meet the independence and experience requirements of the NASDAQ National Market listing standards. However, Mr. Lynam does not meet such independence requirements because of his relationship with the Company. Mr. Lynam serves as Treasurer of the Company. Pursuant to Rule 4350 of the NASD Manual, the Board of Directors determined in its business judgment that, as a result of Mr. Lynam's knowledge of financial and accounting matters, his membership on the Audit Committee was required in the best interests of the Company and its stockholders. The Audit Committee's responsibilities are described in a written charter adopted by the Board of Directors, which is attached as Appendix A to this Proxy Statement. The Audit Committee is responsible for providing independent, objective oversight of the Company's financial reporting system by focusing on three areas:

        1. The adequacy of the Company's internal controls and financial reporting process and the reliability of the Company's financial statements,

        2. The independence and performance of the Company's internal auditors and independent accountants, and

        3. The Company's compliance with legal and regulatory requirements.

        The Audit Committee meets with management, the Company's independent accountants and the internal accountants periodically to consider the adequacy of the Company's internal controls and the objectivity of its financial reporting. The Audit Committee also recommends to the Board of Directors the appointment of the independent accountants and periodically reviews their performance and independence from management for the fiscal year. During fiscal year 2000, the Company retained its principal independent accountants, Arthur Andersen LLP, to provide services in the following categories and amounts:

        Audit Fees                                     $22,000
        Financial Information Systmes Design
        and Implementation Fees                           ---
        Other Fees                                      21,000
                                                        ------
        Total                                          $43,000
                                                        ======

        The category of "All Other Fees" substantially relates to services traditionally provided by auditors, such as, but not limited to, tax review and quarterly review of the Company's 10-Q. The Audit Committee has concluded that the provision of non-audit services by the Company's principal independent accountants is compatible with maintaining auditor independence.

        The Audit Committee reviewed and discussed the audited financial statements with management and Arthur Andersen LLP, and management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles.
The discussions with Arthur Andersen LLP also included the matters required by Statement on Auditing Standards No. 61 (communication with Audit Committees). Arthur Andersen LLP provided to the Audit Committee the written disclosures and the letter regarding its independence as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), which was discussed with Arthur Andersen LLP.

        Based on the Audit Committee's review of the audited financial statements and the review and discussions described in the foregoing paragraphs, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended September 30, 2000 be included in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2000 for filing with the Securities and Exchange Commission.




                         RATIFICATION OF APPOINTMENT
                      OF INDEPENDENT PUBLIC ACCOUNTANTS
                      ---------------------------------
        Arthur Andersen LLP has been selected as the Company's independent auditors for the fiscal year ending September 30, 2001. Selection of auditors is made by the Board of Directors subject to stockholder approval. Arthur Andersen LLP has no financial interest, either direct or indirect, in the Company. A representative of Arthur Andersen LLP is expected to attend the Meeting and have an opportunity to make a statement and/or respond to appropriate questions from stockholders.

        Management recommends voting "FOR" the ratification of the appointment of the auditors.



                    DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS
                    ---------------------------------------------
        Proposals of stockholders of the Company which are intended to be presented at the Company's next Annual Meeting, must be received by the Company no later than April 26, 2002 in order that they may be included in the proxy statement and form of proxy relating to that meeting. The Securities and Exchange Commission has adopted regulations that govern the inclusion of such proposals in the Company's annual proxy materials.



        THE COMPANY'S 2000 FORM 10-KSB ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION, EXCLUSIVE OF EXHIBITS, WILL BE MAILED WITHOUT CHARGE TO ANY STOCKHOLDER ENTITLED TO VOTE AT THE MEETING, UPON WRITTEN REQUEST TO:
GALLERY OF HISTORY, INC., 3601 WEST SAHARA AVENUE, PROMENADE SUITE, LAS VEGAS, NEVADA 89102-5822.

        In addition to soliciting proxies by mail, the Company may make requests for proxies by telephone, telegraph or messenger or by personal solicitation by officers, directors, or employees of the Company, or by any one or more of the foregoing means. The Company will also reimburse brokerage firms and other nominees for their actual out-of-pocket expenses in forwarding proxy materials to beneficial owners of the Company's shares. All expenses in connection with such solicitation are to be paid by the Company.



                                By Order of the Board of Directors

                                TODD M. AXELROD
                                Chairman of the Board
Dated: August 24, 2001
Las Vegas, Nevada

------------------------------------------------------------------------------

                             GALLERY OF HISTORY, INC.
                                     PROXY
                 Annual Meeting of Stockholders, September 28, 2001

            THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints each of Todd M. Axelrod and Rod Lynam, each with full power to act without the other, and with full power of substitution, as the attorneys and proxies of the undersigned and hereby authorizes them to represent and to vote, all the shares of Common Stock of Gallery of History, Inc. that the undersigned would be entitled to vote, if personally present, at the Annual Meeting of Stockholders to be held on September 28, 2001 or any adjournment thereof, upon such business as may properly come before the meeting, including the items set forth below.

1. ELECTION OF DIRECTORS   FOR all nominees below     WITHHOLD AUTHORITY
                           (except as marked to the   to vote for all nominees
                           contrary below) [  ]       below [  ]
   NOMINEES:     Todd M. Axelrod, Rod Lynam, Pamela Axelrod, Bernard Duke
                 and Barry Fink.
   INSTRUCTION:  To withhold authority to vote for any individual nominee write that nominee's name in the space provided below.

2. TO RATIFY SELECTION OF ARTHUR ANDERSEN LLP, AS CERTIFIED INDEPENDENT
   PUBLIC ACCOUNTANTS FOR THE 2001 FISCAL YEAR.
                 [  ]  FOR          [  ]  AGAINST          [  ]  ABSTAIN
------------------------------------------------------------------------------

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2 AS RECOMMENDED BY THE BOARD OF DIRECTORS.

        Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.
                          Dated: _____________________________________, 2001
                                 ___________________________________________
                                 Signature
                                 ___________________________________________
                                 Signature if held jointly

        (PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE
         ENCLOSED ENVELOPE.)
------------------------------------------------------------------------------

APPENDIX  A

                             GALLERY OF HISTORY, INC.
                             AUDIT COMMITTEE CHARTER



Organization
------------
There shall be a committee of the board of directors to be known as the audit committee. The audit committee shall be composed of at least three directors, two of whom shall be independent of the management of the corporation and are free of any relationship that, in the opinion of the board of directors, would interfere with their exercise of independent judgment as a committee member.


Statement of Policy
-------------------
The audit committee shall provide assistance to the corporate directors in fulfilling their responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting, reporting practices of the corporation, and the quality and integrity of the financial reports of the corporation. In so doing, it is the responsibility of the audit committee to maintain free and open means of communication between the directors, the independent auditors, and the financial management of the corporation.


Responsibilities
----------------
In carrying out its responsibilities, the audit committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and shareholders that the corporate accounting and reporting practices of the corporation are in accordance with all requirements and are of the highest quality.

In carrying out these responsibilities, the audit committee will:

Review and recommend to the directors the independent auditors to be selected to audit the financial statements of the corporation and its subsidiaries.

Meet with the independent auditors and financial management of the corporation to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditors.

Review legal and regulatory matters that may have a material impact on the financial statements, related company compliance policies, and programs and reports received from regulators.

Review with the independent auditors and the company's financial personnel, the adequacy and effectiveness of the accounting and financial controls of the corporation, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper.

Review the financial statements contained in the annual report to shareholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders. Any changes in accounting principles should be reviewed.

Discuss the independence of the independent accountant, including review of a formal written statement submitted by the independent accountant annually describing all relationships between the independent accountant and the Company, including services and related fees.

Report committee actions to the board of directors with such recommendations as the committee may deem appropriate.

Review and assess the committee's charter annually.

Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.

The committee will perform such other functions as assigned by law, the company's charter or bylaws, or the board of directors.

The duties and responsibilities of a member of the audit committee are in addition to those duties set out for a member of the board of directors.